FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

         LITCHFIELD FINANCIAL CORPORATION                                               LITCHFIELD CAPITAL TRUST I
         (Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in its charter)

                         MASSACHUSETTS                                                  DELAWARE
              (State of incorporation or organization)                      (State of incorporation or organization)

                           04-3023928                                                   APPLIED FOR
                  (I.R.S. Employer Identification No.)                          (I.R.S. Employer Identification No.)

                  430 W. MAIN STREET                                            430 W. MAIN STREET
                  WILLIAMSTOWN, MA 01267                                        WILLIAMSTOWN, MA 01267
                  (Address of principal executive offices)                                (Address of principal executive offices)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement
file numbers to which this form relates:          333-76285
                                                  333-76285-01

Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     __% Series A Trust Preferred Securities
                                (Title of class)

                  Guarantee of Litchfield Financial Corporation
           with respect to the __% Series A Trust Preferred Securities
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF THE REGISTRANTS' SECURITIES TO BE REGISTERED

The class of securities to be registered hereby is the __% Series A Trust Preferred Securities (the "Preferred Securities") issued by Litchfield Capital Trust I, a statutory business trust created under the laws of the State of Delaware ("Trust I"). The Preferred Securities represent preferred, undivided beneficial interests in the assets of Trust I, and are guaranteed by Litchfield Financial Corporation, a Massachusetts corporation ("Litchfield"), to the extent set forth in the Registration Statement on Form S-3 of Trust I, Litchfield and Litchfield Capital Trust II, a statutory business trust created under the laws of the State of Delaware ("Trust II") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on April 14, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed on April 28, 1999 (Registration Nos. 333-76285-01, 333-76285 and 333-76285-02,
respectively) (the "Registration Statement"), under the captions "Description of the Preferred Securities," "Descriptions of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities" in the prospectus filed therewith, and under the captions "Description of the Preferred Securities," "Description of the Preferred Securities Guarantee," "Description of the Junior Subordinated Debentures" and "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee" in the prospectus supplement filed therewith, which descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by Litchfield, Trust I or Trust II as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference. This Form 8-A is being filed in connection with the listing of Preferred Securities on the Nasdaq National Market.

ITEM 2.  EXHIBITS

Exhibit
Number     Document Description

4.1 Form of Junior Subordinated Indenture (the "Junior Subordinated Indenture") between the Company and The Bank of New York, as Trustee (1)
4.2.1      Declaration of Trust of Litchfield Capital Trust I (1)
4.3        Form of Amended and Restated Declaration of Trust (1)
4.4.1      Certificate of Trust of Litchfield Capital Trust I (1)
4.5        Form of Preferred Security (1)
4.6        Form of Supplemental Indenture to the Junior Subordinated
           Indenture (1)
4.7        Form of Junior Subordinated Debt Security (1)
4.8        Form of Preferred Securities Guarantee (1)

(1) Incorporated by reference to Exhibits 4.1, 4.2.1, 4.3, 4.4.1, 4.5, 4.6, 4.7 and 4.8, respectively, to the Registration Statement.


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


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                            LITCHFIELD FINANCIAL CORPORATION



Dated:   May 3, 1999                       By:   /s/Ronald E. Rabidou
                                                  Ronald E. Rabidou
                                                  Executive Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer

                                            LITCHFIELD CAPITAL TRUST I



Dated:   May 3, 1999                       By:   /s/Ronald E. Rabidou
                                                  Ronald E. Rabidou
                                                  Regular Trustee

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